EXHIBIT 10.03

PDF SOLUTIONS, INC.

2001 STOCK PLAN

STOCK OPTION AGREEMENT

(FRANCE)

The Plan and Other Agreements
PDF Solutions, Inc., a Delaware corporation (the "Company"), hereby grants an Option as set forth in this Option Agreement (the "Agreement") to you (the person to whom this Agreement is delivered). The Company's 2001 Stock Plan (the "Plan") and the Sub-Plan to the PDF Solutions, Inc. 2001 Stock Plan France (the "Sub-Plan") are incorporated in, and made part of, this Agreement.  Certain capitalized terms used in this Agreement are defined in the Plan, as amended by the Sub-Plan.

This Agreement and the Plan (as amended by the Sub-Plan) constitute the entire understanding between you and the Company regarding this Option.  Any prior agreements, commitments or negotiations concerning this Option are superseded.

Preferential Tax Treatment	This Option is intended to qualify for preferential treatment under French tax and social security laws.
Number of Shares, Grant Date, Exercise Price	The number of Shares subject to this Option, the Grant Date and the Exercise Price is set forth in the online grant summary.
Vesting	This Option will vest according to the Vesting Schedule in the online grant summary.

Exercisability	This Option is only exercisable on or after the one (1)-year anniversary of the Date of Option Grant and before the Option expires and then only with respect to the vested portion of the Option.

Term
Your Option will expire in any event (except in the case of your death) at the close of business at Company headquarters on the day before the one hundred fourteenth (114th) monthly anniversary of the Date of Option Grant, as shown on the cover sheet.  Your Option will expire earlier if your Service terminates for any reason other than your death, as described below.

Mandatory Holding Period
The Shares you may acquire upon exercise of this Option are subject to a mandatory Holding Period, as follows. The Shares subject to this Option may not be transferred, assigned or hypothecated in any manner before the four (4)-year anniversary of the Date of Option Grant (the “Holding Period”), except where such transfer does not lead to any liability of the Company and the Subsidiary in terms of social security charges or in the event of a Change In Control, if the Company decides to waive this Holding Period.  Any shares issued prior to the expiration of the Holding Period may be delivered with a legend to reflect the foregoing restrictions.  All Shares subject to this Option which you may own at the time your Service terminates for any reason other than your death or Disability shall remain subject to the Holding Period .

Termination – General
If your Service terminates for any reason, other than for death, Disability or Cause, as defined below, then:

• The unvested portion of your Option, if any, will expire immediately upon your termination date.

• The vested portion of your Option, if any, will expire at the close of business at Company headquarters on the 90th day after your termination date;
provided that, if you would be prohibited from exercising or selling the vested portion of your Option during the 90 days following your termination date because your Service terminates before the one-year or four-year, respectively, anniversary of the Date of Option Grant (see Exercisability and
Mandatory Holding Period above), the vested portion of your Option, if any, will expire on the 90th day after the one-year or four-year, as applicable, anniversary of the Date of Option Grant.

Termination for Cause
If your Service is terminated for Cause, as determined by the Board in its sole discretion, then you shall immediately forfeit all rights to your Option and the Option shall immediately expire.  For purposes of this Agreement, “Cause” shall mean the termination of your Service due to your commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Parent, Subsidiary or Affiliate); or any other intentional misconduct adversely affecting the business or affairs of the Company (or any Parent, Subsidiary or Affiliate) in a material manner.  This definition shall not restrict in any way the Company’s or any Parent’s, Subsidiary’s or Affiliate’s right to discharge you for any other reason, nor shall this definition be deemed to be inclusive of all the acts or omissions which constitute “cause” for purposes other than this Agreement.

Death
If your Service terminates because of your death, then:

• The unvested portion of your Option, if any, will expire immediately upon your death.

• The vested portion of your Option, if any, will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death, irrespective of the normal term of the Option except that, in no event, shall the Option continue beyond the close of business at Company headquarters on the tenth (10th) annual anniversary of the Date of Option Grant.  Notwithstanding the foregoing, if your estate or heirs would be prohibited from exercising or selling the vested portion of your Option during the twelve (12) month period following the date of death because the date of death occurs before the one-year or four-year, respectively, anniversary of the Date of Option Grant (see Exercisability and Mandatory Holding
Period above), the vested portion of your Option, if any, will expire on the date twelve (12) months after the one-year or the four-year, as applicable, anniversary of the Date of Option Grant.  During this period, your estate or heirs may exercise and/or sell the vested portion of your Option.

Disability
If your Service terminates because of your Disability, then:

• The unvested portion of your Option, if any, will expire immediately upon your termination date.

• The vested portion of your Option, if any, will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date; provided that, if you would be prohibited from exercising or selling the vested portion of your Option during the twelve (12) month period following your termination date because your Service terminates before the one-year or four-year, respectively, anniversary of the Date of
Option Grant (see Exercisability and Mandatory Holding Period above), the vested portion of your Option, if any, will expire on the date twelve (12)
months after the one-year or four-year, as applicable, anniversary of the Date of Option Grant.

Leaves of Absence
For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  However, your Service will be treated as terminating ninety (90) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract.  Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise
When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” form provided by the Company or its designated broker at the address given on the form.  Your notice must specify how many Shares you wish to purchase.  Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship).  The notice will be effective when it is received by the Company’s designated broker.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment
When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing.  Payment may be made in one (or a combination) of the following forms:

• Cash, your personal check, a cashier’s check or a money order.

• Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company.  The Fair Market Value of the
Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

 • To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

Withholding Taxes
You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

Restrictions on Exercise and Resale
By accepting this Agreement, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares.  The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation.  The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities.  Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Transfer of Option
Prior to your death, only you may exercise this Option.  You cannot transfer or assign this Option.  For instance, you may not sell this Option or use it as security for a loan.  If you attempt to do any of these things, this Option will immediately become invalid.  You may, however, dispose of this Option in your will.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Retention Rights
Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity.  The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason, subject to applicable laws.  By accepting this Option, upon your termination of Service, you shall be deemed irrevocably to have waived any claim to future vesting, damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan (as amended by the Sub-Plan), this Option or any other option that is forfeited and/or is terminated by its terms or to any future option.

Stockholder Rights
You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Option’s Shares has been issued.  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option (rounded up to the nearest whole number) and the exercise price per Share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan (as amended by the Sub-Plan).  Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY ISSUING THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.
French Securities Laws
Note that neither the Plan nor the Sub-Plan entails the issue of an information memorandum receiving the visa of the Autorité des Marchés Financiers and the Plan and the Sub-Plan have not been authorized by the Autorité des Marchés Financiers.  You can only participate in the Plan to your own account in accordance with the provisions of French Decree no. 2006-557 of May 16, 2006, such as codified in Articles D.411-1 to D.411-4 of the French Financial and Monetary Code.  The direct or indirect diffusion to the public in France of the financial instruments acquired as a result of participation in the Plan is strictly limited and may only be carried out in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Financial and Monetary Code.

Data Protection
Optionee acknowledges that the Company, its Subsidiaries and its Affiliates may process confidential or sensitive personal data about Optionee. Such data includes but is not limited to appropriate personal and financial data about Optionee. Optionee hereby gives explicit consent to the Company to process any such personal data and/or sensitive personal data. Optionee also hereby gives explicit consent to the Company to transfer any such personal data and/or confidential or sensitive personal data outside the country in which Optionee is employed, as well as to the providers of benefits or administration services to the Company or employees, and Optionee agrees to the processing, disclosing and transmitting of such information as is disclosed. The legal person for whom such personal data is intended is the Company (or any of its Subsidiaries or Affiliates). Optionee understands that he/she has the right of access and correction to his/her personal data by making a request to the Company’s Secretary. Optionee further understands that the Company or a Subsidiary may report information regarding this Option to any tax authorities and other governmental agencies as may be required to comply with applicable law.

No Entitlements
Optionee's rights, if any, in respect of or in connection with this Option are derived solely from the discretionary decision of the Company to permit the Optionee to participate in the Plan (as amended by the Sub-Plan) and to benefit from a discretionary Option.  By accepting this Option, Optionee expressly acknowledges that there is no obligation on the part of the Company to continue the Plan or the Sub-Plan and/or grant any additional options to Optionee.  This Option is not intended to be compensation of a continuing or recurring nature, or part of a Optionee's normal or expected compensation, and in no way represents any portion of Optionee's salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

By accepting this Agreement electronically on the website of the Company’s designated broker, you agree to all of the terms and conditions described above and in the Plan, as amended by the Sub-Plan.